EXHIBIT 3.15

[GRAPHIC APPEARS HERE]

ROSS MILLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

(775) 684 5708

Website: secretaryofstate.biz

Filed in the office of

Document Number

20070700429-71

Articles of Organization Limited-Liability Company

(PURSUANT TO NRS 86)

/s/ Ross Miller

Ross Miller Secretary of State State of Nevada

Filing Date and Time

10/15/2007 10:45 AM

Entity Number

E0718282007-0

ABOVE SPACE IS FOR OFFICE USE ONLY

Check box if a

Series Limited-

Liability Company

☐

USE BLACK INK ONLY—DO NOT HIGHLIGHT

1. Name of Limited-Liability Company:

(must contain approved limited-liability company

Wording; see instructions)

I

CITYCENTER LAND, LLC

Bryan L. Wright Name

LAS VEGAS Nevada 89119

CITY Zip Code

City State Zip Code

2. Resident Agent Name and Street

Address:

(must be a Nevada address where process may be served

3950 LAS VEGAS BOULEVARD SOUTH

(MANDATORY) Physical Street Address

(OPTIONAL) Mailing Address

3. Dissolution Date:

Latest date upon which the company is to dissolve (if existence is not perpetual):

(OPTIONAL: see instructional)

4. Management:

Company shall be managed by

☒ Manager(s) OR ☐ Members

(check only one box)

Authorized Signature of R.A. or On Behalf of R.A. Company

5. Name and Address of each Manager or Managing Member:

(attach additional page if more than 3)

6. Name, Address and Signature of Organizer:

(attach additional page if more than 1)

I hereby accept appointment as Resident Agent for the above named limited-liability company.

/s/ Bryan L. Wright

Date

7. Certificate of Acceptance of Appointment of Resident Agent:

J. TERRENCE LANNI

Name

3600 LAS VEGAS BOULEVARD SOUTH LAS VEGAS NV 89109

Address City State Zip Code

JAMES J. MURREN Name

3600 LAS VEGAS BOULEVARD SOUTH LAS VEGAS NV 89109

Address City State Zip Code

GARY N. JACOBS

Name

3600 LAS VEGAS BOULEVARD SOUTH LAS VEGAS nv 89109

Address City State Zip Code

Bryan L. Wright /s/ Bryan L. Wright

Name Signature

3950 LAS VEGAS BOULEVARD SOUTH LAS VEGAS NV 89119

Address City State Zip Code

This form must be accompanied by appropriate fees.

Nevada Secretary of State Form LLC Arts 2007 Revised on 01/01/07

[GRAPHIC APPEARS HERE]

ROSS MILLER

Secretary of State

204 North Carson Street, Ste 1

Carson City, Nevada 89701-4299

(775) 684 5708

Website: secretaryofstafe.bfz

Amendment to Articles of Organization

(PURSUANT TO NRS 86.221)

Filed in the office of Document Number

20070820737-46

/s/ Ross Miller

Ross Miller Secretary- of State State of Nevada Filing Date and Time

12/04/2007 10:00 AM

Entitv Number

E0718282007-0

USE BLACK INK ONLY-DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Organization For a Nevada Limited-Liability Company

(Pursuant to NRS 86.221)

1. Name of limited-liability company:

CITYCENTER LAND, LLC

2. The company is managed by:

☐ Managers OR ☒ Members

(check only one box)

3. The articles have been amended as follows (provide articles numbers, if available)*:

Article 8—Purposes (attached)

Article 9—Gaming Regulatory Provisions (attached)

4. Signature (must be signed by at least one manager or by a managing member):

/s/ Bryan L. Wright ASSIST. SECRETARY OF MANAGING MEMBER

Signature

* 1) If amending company name, it must contain the words "Limited-Liability Company," "Limited Company," or "Limited," or the abbreviations "Ltd.," "L.L.C.," or "L.C.," "LLC" or "LC." The word "Company" may be abbreviated as "Co." 2) If adding managers, provide names and addresses.

FILING FEE: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees

Nevada Secretary of State AM 86.221 Amend 2007

Revised on: 01/01/07

ADDENDUM TO ARTICLES OF ORGANIZATION

OF CITYCENTER LAND, LLC (the "Company")

ARTICLE 8 PURPOSES

The character and general nature of the business to be conducted by the Company is to operate, manage and conduct retail sales and gaming in Las Vegas, Nevada. The Company may also engage in any other kgal and lawful purposes allowed pursuant to Nevada Revised Statutes Chapter 86, except for the purpose of insurance.

ARTICLE 9 GAMING REGULATORY PROVISIONS

Upon the Company's licensure to conduct nonrestricted gaining by the Nevada Gaming Commission (the "Commission"), the following provisions of this Article 9 shall be come . immediately operative as required pursuant to Nevada Gaming Commission Regulation 15B.110(2)and(3):

Notwithstanding anything to the contrary expressed or implied in these Articles of Organization, the sale, assignment, transfer, pledge, or other disposition of any interest in the Company is ineffective unless approved in advance by the Commission. If, at any time, the Commission finds that a member which owns any such interest is unsuitable to hold that interest, the Commission shall immediately notify the Company of that fact. The Company shall, within ten (10) days from the date it receives the notice from the Commission, return to the unsuitable member the amount of his capital account as reflected on the books of the Company. Beginning on the date when the Commission serves notice of a determination of unsuitabiliry pursuant to the preceding sentence upon the Company, it is unlawful for the unsuitable member: (a) to receive any share of the distribution of profits, cash, or any other property of, or payments upon dissolution of, the Company, other than a return of capital as required above; (b) to exercise directly or through a trustee or nominee any voting rights conferred by such interest; (c) to participate in the management of the business and affairs of the Company; or (d) to receive any remuneration in any form from the Company for services rendered or otherwise.

Any member that is found unsuitable by the Commission shall return all evidence of any ownership in the Company to the Company, at which time the Company shall, within ten (10) days after the Company receives notice from the Commission, return to the member in cash, the amount of his capital account as reflected on the books of the Company, and the unsuitable member shall no longer have any direct or indirect interest in the Company.

[GRAPHIC APPEARS HERE]

R0SS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4520

(776) 684 5708

Website: www.nvsos.gov

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78,

78A, 80, 81,82, 84,86,87, 87A, 88,

88A.89 AND 82A)

Filed in the office of

/s/ Ross Miller

Ross Miller Secretary of State State of Nevada

Document Number

20090762908-13

Filing Date and Time

10/28/2009 3:28 PM

Entity Number

E0718282007-0

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK IMC ONLY—DO NOT HIGHLIGHT

Certificate of Correction

(Pursuant to NRS Chapters 78,78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

CityCenter Land, LLC

2. Description of the original document for which correction is being made:

Certificate of Amendment to Articles of Organization for a Nevada Limited Liability Company (Document Number 20070820737-46)

Filing date of the original document for which correction is being made: 12/04/07

Description of the inaccuracy or defect.

The Company was manager-managed and amended its articles by filing a Certificate of Amendment on J2/4A/07 in order to change its stems to that of member-managed However, such amendment was prepared with defects: (i) Section 2 of the amendment reflected that the Company was manage by member. when it was still manage by manager; (ii)which it was the indent to amend the articles to provide tot the Company' would be member-manage by checking the box in Section 2 of the Certificate of Amendment, that modification was not reflected in Section 3 of the Certificate of Amendment; and (iii) the Certificate of Amendment was signed by an officer of the member rather than the manager as required by the Nevada Revised Statutes

5. Correction of the Inaccuracy or defect.

Section 2 of the Certificate of Amendment shall be corrected to provide that the Company was managed by Manager, Section 3 of the Certificate of Amendment shall be corrected to provide that (In addition to the amendment attached to the Certificate of Amendment): (i) Article 4 of the Articles of Organization fifed NW 5/07 shall be amended to provide that the Company shall be member by its sole member; and (ii) Article 5 of ta Articles of Organization shall be amended to provide the Company’s sole member and managing member is City Centes Holdings, LLC, and tbe tlw address of the sole member and managing member is c/o MGM MIRAGE, 3950 Las Vegas Blvd South, Las Vegas, NV 39119.

CityCenter Holding LLC, a Deleware limited liability company, sole member of CityCenter Land, LLC

6. Signature: By: Project CC, LLC, a Nevada limited liability company, its managing member

* If entity is a corporation it must be signed by an officer if stock has Been issued, OR an incorporator or director if stock has not &, a SmltwJ-Hablllty company, by a manage: or managing members: a limited parttwtfi'P or llmited-liablEy l&nHed , by a ser»ral paitnan a fetted-Jiahlltty partneratjip, fcy a managins partner a business trust, by a trustee.

IMPORTANT: Failure to Include any of the above Information and submit with the proper fees may cause this filling to be rejected

This form must be accompanied by appropriate fees. Nevada Secretary of State Correction

Revise: 3/28/09

Date: October 27, 2009

Signature Page to Certificate of Correction of CityCenter Land, LLC

CITYCENTER LAND, LLC,

a Nevada limited liability company

By: /s/ Gary N. Jacobs

Name: Gary N. Jacobs

Its: Manager (as of 12/4/07)

Date: October 27, 2009

CITYCENTER LAND, LLC,

a Nevada limited liability company

By: CityCenter Holdings, LLC

a Delaware limited liability company

Its: Sole Member

By: Project CC, LLC,

a Nevada limited liability company Its: Managing Member

By: /s/ John M. McManus

Name: John M. McManus

Its: Assistant Secretary